UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On May 22, 2008, URS Corporation (“URS”) held its 2008 Annual Meeting of Stockholders. At this meeting, our stockholders, upon the recommendation of our Board of Directors, approved, among other items, the Company's 2008 Equity Incentive Plan (the "2008 Plan") which provides for a reserve of 5,000,000 shares of the Company’s Common Stock, which may be issued under the terms of the 2008 Plan.

               A more detailed description of the 2008 Plan is contained in the Proxy Statement for our 2008 Annual Meeting of Stockholders under the headings "Proposal 3—Approval of 2008 Equity Incentive Plan," and such description is incorporated herein by reference.

In addition, on May 22, 2008 the Board of Directors of URS, upon the recommendation of its Board Affairs Committee, increased the director’s quarterly cash retainer from $10,000 to $13,750 (or from $40,000 to $55,000 annually), and adopted an amendment to the 2008 Plan to increase the value of the non-executive directors’ quarterly stock awards and deferred stock awards from $10,625 to $13,125 each (or from $42,500 to 52,500 each annually).

The foregoing description of the 2008 Plan is qualified in its entirety by reference to the 2008 Plan, as amended, which is being filed as Exhibit 10.1 to this Form 8-K.

Copies of the form of agreements pursuant to which grants will be made under the 2008 Plan also are filed as Exhibits 10.2 and 10.3 hereto.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	2008 Equity Incentive Plan
10.2	Form of Grant Notice for Restricted Stock Unit Award
10.3	Form of Grant Notice for Restricted Stock Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS Corporation

Date: May 23, 2008	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	2008 Equity Incentive Plan
10.2	Form of Grant Notice for Restricted Stock Unit Award
10.3	Form of Grant Notice for Restricted Stock Award